Exhibit 99.1

FOR IMMEDIATE RELEASE

Spectranetics Announces FDA Clearance of Turbo-Power™ Laser Atherectomy Catheter, Only Indicated Atherectomy Device for Treatment of In-Stent Restenosis

Turbo-Power™ is backed by Level 1 clinical data proving clinical superiority, maximal luminal gain; drives next-generation standard of care in ISR $350M domestic, $750M global market
COLORADO SPRINGS, COLO. (Nov. 12, 2015) - The Spectranetics Corporation (NASDAQ: SPNC) today announced receipt of U.S. Food and Drug Administration (FDA) 510(k) clearance of its peripheral atherectomy product, the Turbo-Power™ Laser Atherectomy Catheter, for the treatment of in-stent restenosis (ISR). Laser atherectomy is driving a new standard of care for in-stent restenosis treatment with improved clinical outcomes and products that evolve to meet patient and physician needs.

Uniquely designed to optimize ISR treatment, the Turbo-Power™ Laser Atherectomy Catheter treats at the tip with vaporizing technology for maximal luminal gain. The device debulks the lesion in a single step and offers remote automatic rotation for precise directional control.

“Patients with ISR present the most challenging real-world cases, with the longest, toughest lesions, among those suffering with peripheral arterial disease,” said Craig Walker, MD, President and Medical Director, Cardiovascular Institute of the South; Clinical Professor of Medicine, Tulane University and Louisiana State University Medical Schools; and Chairman, New Cardiovascular Horizons. “Turbo-Power, with its eccentric tip design, allows far more effective debulking of ISR lesions and I am optimistic the tool will further improve outcomes for patients. The device is backed by Level 1 clinical data proving both safety and efficacy at six months. With proven evidence, Turbo-Power will clearly drive practice adoption and set a new standard of care in ISR treatment.”

The EXCImer Laser Randomized Controlled Study for Treatment of FemoropopliTEal (arteries above the knee) In-Stent Restenosis (EXCITE ISR) is the first of its kind, large multicenter, prospective randomized trial ever conducted for the treatment of FemPop ISR. Durable results show that Spectranetics’ laser atherectomy devices used with PTA (also known as balloon angioplasty) are safer and more effective than PTA alone for treating FemPop ISR based on two key data findings:

•	Primary safety endpoint, major adverse events (MAEs) rates at 30 days 5.4% vs. 20.8% with PTA alone (p<0.001).

•	Primary efficacy endpoint, freedom from target lesion revascularization (TLR) through six months 78.3% vs. 58.9% with PTA alone (p=0.002).

“With a relentless focus on improving patient care, Spectranetics is pleased to bring Turbo-Power, the next-generation in-stent restenosis treatment solution, to market, providing physicians and their patients a new standard of care they seek and deserve,” said Shar Matin, Chief Operating Officer, Spectranetics. “As the only company with a FemPop in-stent restenosis indication, backed by Level 1 clinical evidence, and primary competitors contraindicated or not indicated, we are well positioned to deliver tools that advance care for patients suffering from peripheral arterial disease.”

In July 2014, Spectranetics received FDA 510(k) indication of its peripheral atherectomy products, Turbo-Tandem™ and Turbo-Elite™, to treat ISR. This next-generation tool, the Turbo-Power™ Laser Atherectomy Catheter, is optimized to treat ISR and capitalize on the original indication, enhancing Spectranetics’ comprehensive portfolio to cross, prep and treat the most complex cardiovascular conditions.

About Peripheral Arterial Disease

Over 200 million people worldwide are afflicted with peripheral arterial disease and prevalence has grown over 25% in the last decade. Among the 25 million people in the United States and Europe alone, only about 1.5 million procedures are performed annually, with a third of these patients undergoing costly bypass surgery or, tragically, amputation.

About ISR

Implanting stents to open obstructed blood vessels is an important treatment for patients suffering from peripheral arterial disease. While stents deliver improved overall outcomes compared to Percutaneous Transluminal Angioplasty (PTA) treatment, restenosis (a return of the blockage) is very common, and in-stent restenosis or ISR remains therapeutically challenging. Once ISR develops, there is a 65% chance of recurrence after treatment with PTA. PTA, also known as balloon angioplasty, is considered the current standard of care. Over 115,000 ISR procedures are performed annually in the United States.

About EXCITE ISR
The EXCITE ISR trial was designed to enroll a maximum of 318 subjects at up to 40 sites, randomized 2:1 treatment to control with predetermined statistical analyses at 200, 250 and 300 enrolled patients. In 2014, Spectranetics announced success of the trial based on achieving highly significant statistical superiority in both safety and efficacy among 252 patients. The treatment arm is laser atherectomy combined with PTA and the control arm is PTA alone. The primary efficacy endpoint is freedom from TLR through six months. The primary safety endpoint is freedom from MAEs at 30 days. MAEs include all-cause mortality, major amputation in the target limb, or TLR.

About Spectranetics
SPNC develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.

The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee, the AngioSculpt® scoring balloon used in both peripheral and coronary procedures and Stellarex™ drug-coated balloon peripheral angioplasty platform, which received European CE mark approval in December 2014. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our competitive position, product development and commercialization schedule, expectation of continued growth and the reasons for that growth, growth rates, strength, integration and product launches, and 2015 outlook including projected revenue and expenses, net loss and gross margin. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include financial results differing from guidance, inability to successfully integrate AngioScore and Stellarex into our business, market acceptance of excimer laser atherectomy technology and our vascular intervention and lead removal products, lack of cash necessary to satisfy our cash obligations under our outstanding 2.625% Convertible Senior Notes due 2034, our debt adversely affecting our financial health and preventing us from fulfilling our debt service and other obligations, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, loss of key personnel, uncertain success of or delays in our clinical trials, adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the health care reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2015. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Investor Relations Contacts

Guy Childs
Investor.relations@spnc.com
(719) 447-2415

Lynn Pieper
Investor.relations@spnc.com
(415) 202-5678